UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 29, 2010

AMCORE FINANCIAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

0-13393	36-3183870
(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Street, Rockford, Illinois	61104
(Address of Principal Executive Offices)	(Zip Code)

(815) 968-2241
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04                      Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On April 29, 2010, JPMorgan Chase Bank, N.A. (“JPMorgan”), provided to AMCORE Financial, Inc. (the “Company”), a notice of default and demand for payment (the “Acceleration Notice”) of the amounts due to JPMorgan under the Credit Agreement (the “Credit Facility”), dated as of August 8, 2007 and amended as of October 10, 2008, March 3, 2009, July 31, 2009 and December 18, 2009, between the Company and JPMorgan, due to the occurrence and continuation of events of default under the Credit Facility. The Acceleration Notice notified us of the acceleration of and demand for immediate payment of the entire amount of the funds we owe to JPMorgan including all interest accrued and unpaid thereon under the Credit Facility on or before the close of business on May 7, 2010. As of April 28, 2010, the balance due under the Credit Facility consisted of principal in the amount of $11,687,222.22 and accrued interest in the amount of $55,682.39, for a total payoff of $11,742,904.61 (the “Payoff Amount”).

The Company was also notified that on April 27, 2010, JPMorgan exercised its right of setoff against the remaining balance in the Pledged Account identified in the Deposit Account Pledge Agreement, dated December 18, 2009. The Payoff Amount has taken the foregoing setoff into account.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 4, 2010	AMCORE Financial, Inc.

(Registrant)

/s/ Judith Carré Sutfin
Judith Carré Sutfin
Executive Vice President and Chief Financial Officer,
(Duly authorized officer of the registrant
and principal financial officer)